                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                            U S WEST, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

Merger Information

[U S WEST LOGO]

[Qwest LOGO]

[GRAPHICS: PHOTOS OF A TELEPHONE, A WRITING ELEMENT IN HAND, A LAP-TOP COMPUTER, AND A WOMAN]

Vote for the merger of U S WEST and Qwest Communications to create a telecommunications powerhouse for the new millennium

[PHOTO OF SOL TRUJILLO]

Dear Fellow Shareowners:

On July 18, we announced our intent to merge with Qwest Communications. The shareowner meeting to approve the merger is on November 2, 1999.

This strategic merger will create an aggressive competitor that will offer customers in the U.S. and around the world more choice and greater access to next-generation broadband Internet and telecommunications services. The combined company will create solid growth for shareowners and reliable, unique solutions for residential and business customers. Together, Qwest and U S WEST will create a telecommunications powerhouse with end-to-end reach, innovative products, integrated wireline and wireless services, and cutting edge broadband and Internet capabilities.

While the merger is subject to regulatory approvals that do not contain significant conditions, your U S WEST Board of Directors believes that the merger is in the best interest of U S WEST and its shareowners. It unanimously recommends a vote FOR approval of the merger.

The enclosed joint proxy provides a comprehensive review of the proposed merger. I urge you to read it carefully and vote your proxy. To approve the merger agreement, we must receive the affirmative votes of the owners of a majority of the outstanding common stock of U S WEST. Not voting or abstaining has the same effect as a vote against the merger. This brochure provides an overview of the merger and its resulting benefits. I hope you find it useful. If you have questions, please call 1-800-735-3568.

Sincerely,

/S/ SOLOMON D. TRUJILLO

Solomon D. Trujillo
Chairman, President and CEO
U S WEST, Inc.

Please Note: This brochure is not part of the Joint Proxy Statement/Prospectus of Qwest and U S WEST, and is qualified by reference to that document. This insert does not contain all the information that is important to you in deciding whether to approve the merger. You should review the Joint Proxy Statement/Prospectus carefully before making any decision regarding the merger.

A telecommunications powerhouse for the new millennium

ABOUT U S WEST

[U S WEST Logo]

NYSE symbol: USW

Headquarters: Denver, Colorado

More than 25 million customers

55,000 + employees

1.7 million-mile fiber optic network connecting customers in 14 states

BUSINESSES:
- Voice
- Data
- Internet
- PCS Wireless
- Directories
- Video

1999 Est. Revenues:  $13.2 billion

Shares Outstanding:  505 million

ABOUT QWEST

[QWEST LOGO]

NASDAQ symbol:  QWST

Headquarters:  Denver, Colorado

4 million customers worldwide

9,300 employees

1.3 million-fiber-mile network connecting customers throughout the world, including an 18,815-U.S.-route mile network, an 8,100-mile Pan-European network (through KPNQwest joint venture), and fiber networks in Mexico and to Japan.

BUSINESSES:
- Broadband Internet-based data, voice, image communications
- Internet-based, end-to-end application services, hosting and management solutions

1999 Est. Revenues:  $3.6 billion

Shares Outstanding:  746 million

[MAP OF  U S WEST REGION, QWEST FIBER NETWORK, AND UNDERSEA CAPACITY]

COMBINED COMPANY PROFILE

EQUITY VALUE

U S WEST $36.5B
($69.00/share transaction value)

Qwest $28.5B
($35.00/share as of 7/16/99)

Combined $65.0B


REVENUE (1999 EST.)

U S WEST $13.2B

Qwest $3.6B

Combined $16.8B


REVENUE GROWTH RATE
(99 est. vs. 98)

U S WEST 6.5%

Qwest 21% (pro forma)

Combined 15-17% target
(2000-2005 CAGR)


FIBER MILES

U S WEST 1.7M U.S.

Qwest 1.3M worldwide

Combined 3.0M worldwide

             ANTICIPATED BENEFITS OF A U S WEST/QWEST COMBINATION


Qwest and U S WEST will:

- Be an aggressive competitor, offering more choice and greater access to next-generation broadband Internet and telecommunications services.

- Create a targeted compounded annual revenue growth rate of approximately 15-17 percent and a targeted compounded annual EBITDA growth rate of approximately 20 percent from 2000-2005.

- Create a telecommunications powerhouse with end-to-end reach, innovative solutions and integrated wired and wireless capabilities.

- Create a benchmark, large-cap growth company for the new millennium.

- Realize net synergies of $10.5 to $11 billion from 2000-2005, following completion of the merger.

- Link one of the nation's most advanced fiber-optic networks to 29 million customers-with more bandwidth than the AT&T, Sprint and MCI WorldCom networks combined.

                             QUESTIONS AND ANSWERS
                    ABOUT THE MERGER OF U S WEST AND QWEST

WHAT AM I BEING ASKED TO VOTE FOR?

You are being asked to approve the merger between U S WEST, Inc. and Qwest Communications International Inc., announced on July 18, 1999. We believe that this strategic merger will create an aggressive competitor capable of offering customers in the U.S. and worldwide more choice and greater access to next-generation broadband Internet and telecommunications services.

WHY SHOULD I VOTE FOR THE MERGER?

Your board and management believe that the merger of U S WEST and Qwest will enable both companies to achieve their mutual goals more quickly than either company could on its own. We believe that the merger will create a stronger competitor in the communications/Internet sector and will provide significant value for our shareowners, employees and customers

HOW WILL I BENEFIT AS A SHAREOWNER?

We expect the combined company to realize synergies that will speed our ability to compete effectively at the top tier of the telecommunications industry. Among other benefits, the merger is expected to create a stronger, larger company with:

    - $18.5 billion pro forma year-2000 revenue
    - $7.4 billion pro forma year-2000 EBITDA (earnings before interest, taxes, depreciation and amortization)
    - net synergies of approximately $10.5 billion to $11 billion from 2000-2005

The combined company will offer innovative products and end-to-end integrated wireline and wireless services and broadband Internet capabilities.

WHAT WILL U S WEST SHAREOWNERS RECEIVE FOR THEIR SHARES?

As of the effective date of the merger, U S WEST shareowners will receive a number of shares of Qwest common stock equal to $69. This consideration is subject to a collar and could include a cash component. Please refer to Chapter One of the Joint Proxy Statement/Prospectus under the heading "Merger Consideration" for a full explanation of the consideration to be received in the merger.

WHAT HAPPENS TO MY FUTURE DIVIDENDS?

This merger is about growth. We believe it will deliver greater shareowner value in the long term. U S WEST currently intends to pay dividends consistent with its current practice until the merger closes. After the close, Qwest initially intends to pay a quarterly dividend equal to $0.0125 per share. Please note the dividend policy at U S WEST prior to the merger, and Qwest after the merger, is subject to change by either company consistent with the terms of the merger agreement. The combined company intends to capitalize on the tremendous growth opportunities in the communications/Internet sector by retaining a large portion of its earnings to reinvest in its businesses. We believe we can achieve greater long-term shareowner value by reinvesting earnings. Reducing the dividend will help free up more than $1 billion annually to grow the business.

WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO SHAREOWNERS?

As a general rule, holders of U S WEST common stock will not realize any gain or loss for federal income tax purposes for the Qwest shares they receive in the merger. However, shareowners may realize a gain or loss on the cash portion if Qwest and U S WEST elect to pay a portion of the merger consideration in cash. This is possible if Qwest's average price is less than $38.70 at the close of the transaction. Specific information about federal income tax consequences of the merger to U S WEST shareowners can be found in Chapter One of the Proxy Statement/Prospectus under the heading "Material Federal Income Consequences of the Merger."

WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

We hope to complete the merger by mid-year 2000. In addition to shareowner approvals, we must also obtain regulatory approvals at the Federal Communications Commission and in a number of states.

WHAT DO I NEED TO DO NOW?

You can vote in one of four ways:

    - by telephone
    - through the mail
    - via the Internet
    - in person at the meeting

In order to assure that we obtain your vote, please vote now even if you plan to attend the meeting in person. (See your proxy card for instructions.)

WHAT HAPPENS IF I DON'T VOTE?

To approve the merger agreement, we must receive the affirmative votes of the owners of a majority of the outstanding common stock of U S WEST. Not voting or abstaining has the same effect as a vote against the merger.

WHAT IS GOING TO MAKE THE COMPANY A TELECOMMUNICATIONS POWERHOUSE?

Due to recent competitive, technological and regulatory changes within our industry, the most effective competitors will be those companies that offer the most complete array of products and services without geographic limitations. We expect to bring together Qwest's advanced network and broadband Internet service capability with U S WEST's innovative local communications and broadband Internet access capability to form the benchmark large-capitalization growth company in the communications/Internet sector for the new millennium.

IMPORTANT SHAREOWNER INFORMATION

Dividend Change

The merger agreement calls for a reduction in the dividend paid to U S WEST shareowners. The existing $0.535 per share quarterly dividend of U S WEST will be reduced to $0.0125 per share for the combined company upon closing. This will have the effect of shifting the return on your investment from dividend income to capital appreciation.

Both U S WEST and Qwest stocks have shown great price appreciation since 1997--with U S WEST rising approximately 90 percent since Jan. 1, 1997, and Qwest rising more than 400 percent since going public in June 1997. Prior to closing, we currently intend to continue paying the existing $0.535 per share quarterly dividend.

Please note that the dividend policy at U S WEST prior to the merger, and Qwest after the merger, is subject to change by either company consistent with the terms of the merger agreement.

MERGER TERMS AND IMPORTANT INFORMATION

U S WEST shareowners will receive shares of Qwest common stock in exchange for their U S WEST shares in an amount equal to $69. This consideration is subject to a "collar", as illustrated below, and may include a cash component. For example, if Qwest's stock price is $34.50 at the close (within the collar), U S WEST shareowners would receive two Qwest shares for each U S WEST share, subject to a cash component. During August 1999, U S WEST stock traded between $57.625 and $52.25 per share. Based on this share price, the $69 price per U S WEST share under the merger agreement represents between a 17 and 24 percent premium to U S WEST's trading price in August. Please refer to Chapter One of the Joint Proxy Statement / Prospectus under the heading "Merger Consideration" for a full explanation of the consideration to be received in the merger.

EXPLANATION OF "THE COLLAR"

[LINE GRAPH DESCRIBING U S WEST'S PER SHARE VALUE AND QWEST'S AVERAGE PRICE CONCERNING "THE COLLAR".]

Notes:

1. The number of Qwest shares to be issued for each U S WEST share will be determined by dividing $69 by the average of the daily volume weighted average prices of Qwest common stock for 15 randomly selected trading days over a 30-day measurement period ending 3 days before closing the transaction.

2. Part of Qwest's obligation to shareowners may be satisfied with cash if Qwest's average price is below $38.70 per share.

3. U S WEST may terminate the merger agreement if the closing price of Qwest's shares is below $22 for 20 consecutive trading days before the closing or if the average Qwest share price during the measurement period is less than $22.

A LARGE-CAP TELECOMMUNICATIONS COMPANY POSITIONED FOR GROWTH

The merger creates a new, combined $65 billion company (based on the July 16, 1999 Qwest closing price and U S WEST's $69-per-share transaction value) with approximately 64,000 employees, more than 29 million customers, and 3.0 million worldwide fiber miles.

The new entity will have an "Office of the Chairman", represented by three leaders. Philip F. Anschutz will serve as non-executive Chairman. Joseph P. Nacchio will continue as Chairman and CEO of Qwest. Solomon D. Trujillo, now Chairman, President and CEO of U S WEST, will be a Chairman of Qwest and President of the combined company's broadband local and wireless division.

The combined company will be called Qwest Communications International Inc. and will be listed on the Nasdaq National Market under the trading symbol "QWST".

The merger vote will take place at the U S WEST shareowner meeting at New York City's Equitable Building at 9 a.m. on November 2, 1999.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Some of the information presented in this brochure or incorporated by reference constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Please refer to Chapter Four of the Proxy Statement / Prospectus under the heading "Information Regarding Forward-Looking Statements" for a discussion of factors that could cause actual results to differ from expectations. Please also refer to Chapter One of the Proxy Statement / Prospectus under the heading "Risk Factors" for a discussion of risk factors.

These materials include analysts' estimates and other information prepared by third parties for which the companies assume no responsibility. The companies undertake no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For answers to other questions or for more information, please refer to your proxy, or call our proxy solicitor, D.F. King & Co., Inc., at 1-800-735-3568.

A roadmap to completion

July 18
Qwest Communications and U S WEST announce strategic merger to create $65 billion worldwide company

August 13
Qwest Communications and U S WEST make key federal filings for merger approval

August 19
SEC decides not to review Proxy Statement / Prospectus

Late August/Early September
Qwest, U S WEST file with FCC and seven states for approval of the merger

Early September
U.S. Department of Justice grants anti-trust approval

September
Proxy mailed to U S WEST shareowners

November 2
Qwest and U S WEST hold shareowner meetings

Mid-2000
Anticipated completion of merger*

Mid-2000
Distribution of new Qwest shares to U S WEST shareowners

*Pending regulatory approvals that do not contain significant conditions.

After careful review and consideration, your Board of Directors has unanimously approved the Merger Agreement, and recommends a vote FOR approval of the merger.

We urge you to carefully review the Joint Proxy Statement/Prospectus and then vote FOR, sign and date the enclosed proxy card and return it today in the postage-paid envelope provided. Remember, not voting or abstaining will have the same effect as voting against the merger.

[GRAPHICS: PHOTOS OF A TELEPHONE, A WRITING ELEMENT IN HAND, A LAP-TOP COMPUTER, AND A WOMAN]

[U S WEST LOGO]

[QWEST LOGO]


IMPORTANT VOTING INFORMATION

Whether or not you plan to attend the special meeting of shareowners, please vote today.

If you have any questions, or need further assistance, please call our proxy solicitor, D. F. King & Co., Inc., at 1-800-735-3568.

You have a number of options for voting your proxy:

BY PHONE:     You can call the toll-free number listed on your proxy voting card.

BY MAIL:      You can return the enclosed proxy card through the mail.

BY INTERNET: You can vote electronically over the Internet. Follow the instructions on your proxy voting card to find the appropriate web address to cast your ballot.

IN PERSON:    You can vote in person at the U S WEST shareowner meeting at
New York City's Equitable Building at 9 a.m. on November 2.

Thank you for your support.